UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report — December 20, 2013
(Date of earliest event reported)

QUESTAR GAS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF UTAH	333-69210	87-0155877
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2013, Questar Gas Company (the "Company") entered into a note purchase agreement (the "Note Purchase Agreement") with the purchasers listed in Schedule A thereto (collectively, the "Purchasers") relating to the issuance and sale by the Company of $90,000,000 aggregate principal amount of 4.78% Senior Notes, Series A, due December 1, 2043 and $60,000,000 aggregate principal amount of 4.83% Senior Notes, Series B, due December 1, 2048 (collectively, the "Notes").

The Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on the Company’s ability to enter into material transactions with affiliates, merge or consolidate with other persons, incur liens on assets and incur additional debt. The Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder under certain circumstances.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Note Purchase Agreement, dated December 20, 2013, by and among the Company and the purchasers listed in Schedule A thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR GAS COMPANY
(Registrant)

December 23, 2013	By	/s/Kevin W. Hadlock
Kevin W. Hadlock
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Note Purchase Agreement, dated December 20, 2013, by and among the Company and the purchasers listed in Schedule A thereto